Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock, $0.001 Par Value of

THE CENTRAL EUROPE, RUSSIA AND TURKEY FUND, INC.

(the “Fund”)

Tendered Pursuant to the Offer to Repurchase

Dated June 25, 2015

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JULY 24, 2015 UNLESS THE OFFER IS EXTENDED

The Depositary:

Boston Financial Data Services, Inc.

Depositary Addresses:

BY REGISTERED, CERTIFIED, EXPRESS, OR FIRST CLASS MAIL:	BY OVERNIGHT COURIER: Boston Financial Data Services, Inc. CEE Tender Offer Att: Corporate Actions 30 Dan Road Suite 55025 Canton, Massachusetts 02021
Boston Financial Data Services, Inc. CEE Tender Offer Att: Corporate Actions P.O. Box 55025 Boston, Massachusetts 02205

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF FUND SHARES TENDERED (See Instructions 3 and 4)
Fund Shares Tendered*
Name(s) and Address(es) of Registered Owner(s) (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Certificate(s)) (Attach Additional Signed List, if Necessary)	Certificate Number(s)*	Total Number of Fund Shares Represented by Certificate(s)	Number of Fund Shares Tendered

Total Fund Shares Tendered
* If the Fund Shares tendered hereby are in certificate form, the certificate(s) representing such Fund Shares MUST be returned together with this Letter of Transmittal.

☐	I HAVE LOST MY CERTIFICATE(S) FOR SHARES OF STOCK OF THE CENTRAL EUROPE, RUSSIA AND TURKEY FUND, INC. AND REQUIRE ASSISTANCE WITH RESPECT TO REPLACING SUCH CERTIFICATE(S). SEE INSTRUCTION 3.

THE UNDERSIGNED ALSO TENDERS ALL UNCERTIFICATED FUND SHARES HELD IN THE NAME(S) OF THE UNDERSIGNED BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN, IF ANY. CHECK THIS BOX ☐ IF YOU ELECT TO TENDER ALL SUCH SHARES. CHECK THIS BOX ☐ IF YOU ELECT TO TENDER A PORTION OF SUCH SHARES AND WRITE IN ABOVE THE NUMBER TENDERED. SEE INSTRUCTION 10.

☐	THIS BOX SHOULD BE CHECKED IF, IN ADDITION TO FUND SHARES TENDERED HEREBY, FUND SHARES ARE ALSO CONSTRUCTIVELY OWNED BY THE UNDERSIGNED AS DETERMINED UNDER SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED BY EACH REGISTERED OWNER OF FUND SHARES THAT ARE CONSIDERED TO BE CONSTRUCTIVELY OWNED BY THE UNDERSIGNED.

This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Fund Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner. To accept the Offer to Repurchase in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any certificates representing Fund Shares tendered, any other documents required by this Letter of Transmittal must be mailed or delivered to the Depositary at an appropriate address set forth above and must be received by the Depositary prior to 5:00 p.m., Eastern Time, on July 24, 2015, or such later time and date to which the Offer to Repurchase is extended, unless the tendering party has satisfied the conditions for guaranteed delivery described in Section 4(d) of the Offer to Repurchase. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

The boxes below are to be checked only by Eligible Institutions (as defined below in Instruction 1).

☐	CHECK HERE IF TENDERED FUND SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Participant Number:

☐	CHECK HERE IF TENDERED FUND SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

DTC Participant Number (if delivered by book-entry transfer):

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signor”) hereby tender(s) to The Central Europe, Russia and Turkey Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the “Fund”), the above-described shares of common stock, par value $0.001 per share (the “Fund Shares”), of the Fund, for purchase by the Fund at a price (the “Purchase Price”) equal to 98% of the Fund’s net asset value (“NAV”) per share as determined by the Fund on July 27, 2015 (or, if the Offer to Repurchase, as defined below, is extended, as determined by the Fund on the next business day after the date to which the offer is extended) in cash, under the terms and subject to the conditions set forth in the Offer to Repurchase dated June 25, 2015, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Repurchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer to Repurchase”).

Subject to, and effective upon, acceptance for payment of, or payment for, Fund Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer to Repurchase (including, if the Offer to Repurchase is extended or amended, the terms or conditions of any such extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Fund Shares that are being tendered hereby that are purchased pursuant to the Offer to Repurchase and hereby irrevocably constitutes and appoints Boston Financial Data Services, Inc. (the “Depositary”) as attorney-in- fact of the Signor with respect to such Fund Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) present certificate(s) for such Fund Shares, if any, for cancellation and transfer on the Fund’s books and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Fund Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer to Repurchase.

The Signor hereby represents and warrants that (a) the Signor, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering stockholder’s instructions to tender pursuant to the terms and conditions of this Offer to Repurchase in accordance with the letter from the Fund to brokers, dealers, commercial banks, trust companies and other nominees; (b) when and to the extent the Fund accepts the Fund Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents that the Depositary or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Fund Shares tendered hereby; and (d) the Signor has read and agrees to all of the terms and conditions of the Offer to Repurchase.

The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Fund Shares. If the Fund Shares tendered hereby are in certificate form, the certificate(s) representing such Fund Shares must be returned together with this Letter of Transmittal.

The Signor recognizes that, under certain circumstances as set forth in the Offer to Repurchase, the Fund may amend, extend or terminate the Offer to Repurchase or may not be required to purchase any of the Fund Shares tendered hereby. In any such event, the Signor understands that certificate(s) for the Fund Shares not purchased, if any, will be returned to the Signor at its registered address unless otherwise indicated under the “Special Delivery Instructions” below. The Signor recognizes that the Fund has no obligation, pursuant to the “Special Payment Instructions” set forth below, to transfer any Fund Shares from the name of the registered owner thereof if the Fund purchases none of such Fund Shares.

The Signor understands that acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the Signor and the Fund upon the terms and subject to the conditions of the Offer to Repurchase.

The check for the purchase price of the tendered Fund Shares purchased will be issued to the order of the Signor and mailed to the address indicated, unless otherwise indicated below in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions.” The Fund will not pay interest on the purchase price under any circumstances.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signor and all obligations of the Signor hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Repurchase, this tender is irrevocable.

Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the purchase price and/or return any stock certificates not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Fund Shares Tendered.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price for any Fund Shares purchased and/or return any stock certificates not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above in the box entitled “Description of Fund Shares Tendered.” In the event that both the box entitled “Special Payment Instructions” and the box entitled “Special Delivery Instructions” are completed, please issue the check for the purchase price and/or return any stock certificates not accepted for payment in the name of, and deliver such check and/or return any such stock certificates to, the person(s) so indicated. The Signor recognizes that the Fund has no obligation pursuant to any instructions set forth in the box entitled “Special Payment Instructions” to transfer any Fund Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Fund Shares tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if any certificate for Fund Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment is to be issued in the name of someone other than the Signor.

Issue	☐	Check to:
	☐	Certificate(s) to:

Name(s):
(Please Print)

Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Number(s))

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1 and 8)

To be completed ONLY if any certificate for Fund Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment and sent to someone other than the registered owner(s) or to the registered owner(s) at an address other than that shown above.

Issue	☐	Check to:
	☐	Certificate(s) to:

Name(s):
(Please Print)

Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Number(s))

STOCKHOLDER(S) SIGN HERE (See Instructions 1 and 6) (Please See Substitute Form W-9)

(Please Print Except for Signature(s))

(Signature(s) Exactly as Fund Shares Are Registered)

(Signature(s) of Stockholder(s))

Dated:             , 2015

Must be signed by registered owner(s) exactly as Fund Shares are registered. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 6. Signature guarantees are required in certain circumstances. See Instruction 1. By signing this Letter of Transmittal, you represent that you have read this entire Letter of Transmittal.

Name(s):
(Please Print Name(s) of Owner(s) Exactly as Fund Shares Are Registered)

(Taxpayer Identification or Social Security Number(s)):

Daytime Telephone Number, including Area Code:

Guarantee of Signature(s) (See Instructions 1 and 6) (Please Print Except for Signature)

Authorized Signature(s):

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Telephone Number, including Area Code:

Dated:                     , 2015

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Repurchase

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) of Fund Shares tendered hereby (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Fund Shares), unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” included in this Letter of Transmittal, or (b) the Fund Shares are tendered for the account of a firm (an “Eligible Institution”) that is a broker, dealer, commercial bank, credit union, savings association or other entity that is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be used if (a) Fund Shares are to be forwarded herewith, (b) uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) tenders are to be made by book-entry transfer to the account maintained by the Depositary pursuant to the procedure set forth in Section 4 of the Offer to Repurchase.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING STOCK CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, AND ANY PROCESSING FEE IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause their Fund Shares (in proper certificated or uncertificated form), this Letter of Transmittal (or a copy or facsimile hereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), and any other documents required by this Letter of Transmittal to be timely delivered in accordance with the Offer to Repurchase.

The Fund will not accept any alternative, conditional or contingent tenders. All tendering stockholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or a copy or facsimile hereof), waive any right to receive any notice of the acceptance of their tender.

3. Lost Certificates. In the event that any stockholder of the Fund is unable to deliver to the Depositary certificate(s) representing his, her or its Fund Shares due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the stockholder should also contact the Fund’s Transfer Agent by telephoning (800) 437-6269 to report the lost securities. The Transfer Agent will forward additional documentation which such stockholder must complete in order to effectively surrender such lost or destroyed certificate(s) of Fund Shares (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed certificates of Fund Shares, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Fund’s Transfer Agent.

4. Inadequate Space. If the space provided in any of the boxes to be completed is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached hereto.

5. Proration. The Fund is offering to repurchase up to 433,673 Fund Shares. If stockholders tender more than 433,673 Fund Shares for repurchase, the Fund will repurchase duly tendered Fund Shares from participating stockholders on a pro rata basis, disregarding fractions, based upon the number of Fund Shares each stockholder tenders for repurchase and does not timely withdraw, unless the Fund determines under Section 3 of the Offer to Repurchase not to purchase any Fund Shares. The Fund does not intend to increase the number of Fund Shares that it is offering to repurchase, even if stockholders tender more than the maximum number of Fund Shares to be repurchased by the Fund in the repurchase offer.

6. Signature(s) on Letter of Transmittal, Authorizations and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Fund Shares tendered without alteration, enlargement or any change whatsoever.

(b) If any of the Fund Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If any of the tendered Fund Shares are registered in different names on several certificates, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

(d) If this Letter of Transmittal or any certificate for Fund Shares tendered or stock powers relating to Fund Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

(e) If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Fund Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(f) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Fund Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(g) Attribution under Section 318 of the Internal Revenue Code of 1986, as amended (the “Code”) can cause shares of common stock of the Fund held by your family members, or held by an entity such as a trust, estate, partnership or corporation in which you have an interest, to be considered as owned by you. The attribution rules under Section 318 of the Code are complex. Please consult your tax advisor for details.

7. Transfer Taxes. The Fund will pay any transfer taxes payable on the transfer to it of Fund Shares purchased pursuant to the Offer to Repurchase; provided, however, that if (a) payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer to Repurchase) unpurchased Fund Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), or (b) if any tendered certificate(s) are registered, or the Fund Shares tendered are otherwise held, in the name(s) of any person(s) other than the registered owner, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

8. Special Payment and Delivery Instructions. If certificate(s) for unpurchased Fund Shares and/or check(s) are to be issued in the name of a person other than the registered owner(s) or if such certificate(s) and/or check(s) are to be sent to someone other than the registered owner(s) or to the registered owner(s) at a different address, the boxes entitled “Special Payment Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal must be completed.

9. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determinations shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for, any Fund Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Fund Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer to Repurchase or any defect in any tender, whether generally or with respect to any particular Fund Share(s) or stockholder(s). The Fund’s interpretations of the terms and conditions of the Offer to Repurchase (including these instructions) shall be final and binding. By tendering Fund Shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

NONE OF THE FUND; ITS BOARD OF DIRECTORS; DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., THE FUND’S ADMINISTRATOR; DEUTSCHE ASSET & WEALTH MANAGEMENT INTERNATIONAL GMBH, THE FUND’S INVESTMENT ADVISER; THE DEPOSITARY; THE INFORMATION AGENT NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

10. Procedures for Participants in the Dividend Reinvestment Plan. Holders of Fund Shares acquired through the Fund’s dividend reinvestment plan may tender such shares by completing the appropriate section of this Letter of Transmittal. If a stockholder tenders Fund Shares acquired through the dividend reinvestment plan, all such shares credited to such stockholder’s account(s) will be tendered, unless the stockholder otherwise specifies in this Letter of Transmittal. If a stockholder does not complete the section of this Letter of Transmittal to tender Fund Shares acquired through the dividend reinvestment plan, no Fund Shares acquired by that stockholder through the dividend reinvestment plan will be deemed to have been tendered.

11. Questions and Requests for Assistance and Additional Copies. Questions, requests for assistance and requests for additional copies of the Offer to Repurchase and this Letter of Transmittal may be directed to AST Fund Solutions, LLC (the “Information Agent”) by telephoning (800) 884-4725. Stockholders who do not own Fund Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Stockholders who wish to tender Fund Shares, but do not own Fund Shares directly, are required to tender their Fund Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Depositary.

12. Proper Tender of Fund Shares; Restriction on Short Sales. Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14e-4 promulgated thereunder, make it unlawful for any person, acting alone or in concert with others, to tender Fund Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Fund Shares are accepted for payment, the person tendering has a “net long position” equal to or greater than the amount tendered in (a) Fund Shares, and will deliver or cause to be delivered such Fund Shares for the purpose of tender to the person making the Offer to Repurchase within the period specified in the Offer to Repurchase, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Fund Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer to Repurchase, and will deliver or cause to be delivered the Fund Shares so acquired for the purpose of tender to the Fund prior to or on the expiration date of the Offer to Repurchase. Section 14(e) of the Exchange Act and Exchange Act Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the tendering stockholder and the Fund upon the terms and subject to the conditions of the Offer to Repurchase, including the tendering stockholder’s representation that the stockholder has a “net long position” in the Fund Shares being tendered within the meaning of Exchange Act Rule 14e-4 and that the tender of such Fund Shares complies with Exchange Act Rule 14e-4.

13. Backup Withholding Tax. Under the U.S. federal income tax laws, the Depositary may be required to apply backup withholding against the amount of any payment made to certain holders pursuant to the Offer to Repurchase. In order to avoid such backup withholding tax, each tendering U.S. Stockholder (as defined in Section 12 of the Offer to Repurchase) who has not already submitted a correct, completed and signed Substitute Form W-9 to the Fund should provide the Depositary with the stockholder’s correct taxpayer identification number (“TIN”) by completing a Substitute Form W-9, a copy of which is included in this Letter of Transmittal. In general, if a U.S. Stockholder is an individual, the TIN is the individual’s Social Security number. If the Depositary is not provided with the correct TIN, the U.S. Stockholder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”). The box in Part II of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II is checked and payment of the purchase price of Fund Shares is made within 60 days of the receipt by the Depositary of the Substitute Form W-9, the Depositary is not required to withhold any backup withholding tax from the payment. Certain U.S. Stockholders are not subject to these backup withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid the possible erroneous imposition of a backup withholding tax.

In order for a non-U.S. Stockholder (as defined in Section 12 of the Offer to Repurchase) to avoid the backup withholding tax, the non-U.S. stockholder must submit a Form W-8BEN, Form W-8BEN-E or other appropriate form, or otherwise establish an exemption from such withholding. The most recent Form W-8BEN, Form W-8BEN-E and applicable instructions can be found on the IRS website at: www.irs.gov. Even if a non-U.S. stockholder establishes an exemption from backup withholding, payments made to a non-U.S. stockholder may be subject to U.S. federal income tax withholding at a rate of 30% (or such lower rate as may be applicable under a tax treaty) and “FATCA withholding taxes.” See Section 12 of the Offer to Repurchase.

Backup withholding tax is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding tax will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, the stockholder may claim a refund from the IRS. All stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the Offer to Repurchase.

The tax information set forth above is included for general information only and may not be applicable to the situations of certain taxpayers.

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S), FUND SHARES (IN PROPER CERTIFICATED OR UNCERTIFICATED FORM) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY, PRIOR TO THE EXPIRATION OF THE OFFER TO REPURCHASE.

PAYER’S NAME: BOSTON FINANCIAL DATA SERVICES, INC., DEPOSITARY
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request	Part I — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Name:
(Please Print)

Address:

(Include Zip Code)
Check appropriate box for federal tax classification:

☐ Individual/sole proprietor or single-member LLC

☐ C Corporation

☐ S Corporation

☐ Partnership

☐ Trust/estate

☐ Limited Liability Company. Enter tax classification (C=C Corporation, S=S Corporation, P=Partnership):
Note: For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
Exemptions (codes apply only to certain entities, not individuals):

Exempt payee code (if any):

Exemption from FATCA reporting code (if any)

Certification — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of underreporting interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding; (3) I am a U.S. citizen or other U.S. person (as defined in Section 7701 of the Internal Revenue Code of 1986, as amended); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Instruction — You must cross out item (2) in the above certification if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your return.

Signature:
Date:
Part II — Awaiting TIN ☐ Please see below:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE

BOX IN PART II OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer within 60 days, the Depositary is required to withhold 28% of all payments due to me pursuant to the Offer to Repurchase.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO REPURCHASE.